UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 11, 2009

Nature Vision, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-7475	41-0831186
(Commission File Number)	(IRS Employer Identification No.)

1480 Northern Pacific Road
Brainerd, Minnesota 56401
(Address of Principal Executive Offices and Zip Code)

(218) 825-0733
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On June 11, 2009, Philip M. McLaughlin, a member of the board of directors of Nature Vision, Inc. (the “Company”), resigned from the Company’s board of directors.  Mr. McLaughlin was a member of the audit committee and was the chair of the compensation/nominating committee.   No disagreement or dispute with management of Nature Vision, Inc. was noted by Mr. McLaughlin.

The Company notified the Nasdaq Stock Market (“Nasdaq”) on June 16, 2009 regarding the resignation of Philip M. McLaughlin from the Company’s board of directors and audit committee.  On June 16, 2009, the Company received a written notification from Nasdaq that the Company no longer complies with Nasdaq’s audit committee requirements as set forth in Listing Rule 5605.  Consistent with Listing Rule 5605(c)(4)(A), Nasdaq will provide the Company a cure period in order to regain compliance as follows:
•	Until the earlier of the Company’s next annual shareholders’ meeting or June 11, 2010; or
•	If the next annual shareholders’ meeting is held before December 8, 2009, then the Company must evidence compliance no later than December 8, 2009.

The Nasdaq letter further states the Company must submit to Nasdaq documentation, including biographies of any new directors, evidencing compliance with the rules no later than this date.  In the event the Company does not regain compliance by this date, Nasdaq rules require it to provide written notification to the Company that Nature Vision’s securities will be delisted.  At that time, the Company may appeal the delisting determination to a Listing Qualifications Panel.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE VISION, INC.
Date: June 17, 2009
/s/ Robert P. King
Robert P. King
Chief Financial Officer

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